Exhibit 10.51

ACKNOWLEDGMENT, WAIVER AND AMENDMENT

TO

FINANCING AGREEMENT

This ACKNOWLEDGMENT, WAIVER AND AMENDMENT (“Amendment”) TO THE AGREEMENT FOR INVENTORY FINANCING is made as of November 25, 2003 by and among PC Connection, Inc., duly organized under the laws of the State of Delaware (“PC Connection”), Merrimack Services Corporation, a corporation, duly organized under the laws of the State of Delaware (“Merrimack”), GovConnection, Inc., a corporation, duly organized under the laws of the State of Delaware (“Gov Connection”), MoreDirect, Inc., a corporation, duly organized under the laws of the State of Delaware (Merrimack, GovConnection and MoreDirect are referred to herein as a “Customer” or, collectively, the “Customers”) and IBM Credit LLC, a Delaware limited liability company (“IBM Credit”).

RECITALS:

WHEREAS, PC Connection, the Customers and IBM Credit have entered into that certain Agreement for Inventory Financing dated as of October 31, 2002 (as amended, supplemented or otherwise modified from time to time, the “Agreement”);

WHEREAS, PC Connection and Customers are in default of the terms and provisions of the Agreement (as more specifically explained in Section 2 hereof);

WHEREAS, each of PC Connection, Inc. and PC Sales Corporation (collectively, the “Guarantors”) have executed and delivered a guaranty in favor of IBM Credit (“Guaranties”);

WHEREAS, the cancellation, effective November 15, 2003, of the contract by and between GovConnection and the General Services Administration (the “GSA Contract”) as further described in that certain letter from PC Connection to Citizens Bank of Massachusetts (“Citizens Bank”) dated November 17, 2003 (the “Cancellation Letter”) (a copy of the Cancellation Letter was provided by PC Connection to IBM Credit on November 17, 2003) constituted an Event of Default under the Agreement, as more specifically described in Section 2, hereof; and

WHEREAS, IBM Credit is willing to waive such default subject to the conditions set forth below.

AGREEMENT

NOW THEREFORE, in consideration of the premises set forth herein, and for other good and valuable consideration, the value and sufficiency of which is hereby acknowledged, the parties hereto agree that the Agreement is amended as follows:

Section 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.

Section 2. Acknowledgment. Each of PC Connection, the Guarantors and Customers acknowledge that the following Default occurred and is continuing:

the cancellation of the GSA Contract represents a Default under the terms of the Agreement as described more fully under Sections 5.2 (C), 7.1 (F), and 9.1 (D).

Section 3. Waivers to Agreement. Subject to the terms and conditions set forth herein including, without limitation, Section 5 hereof, IBM Credit hereby waives the default of PC Connection and the Customers with the terms of the Agreement to the extent such default is set forth in Section 2 hereof and occurring prior to the date hereof. The waiver shall not be effective until the conditions to effectiveness set forth in Section 5 have been fulfilled to IBM Credit’s satisfaction in its sole discretion and shall not be deemed a waiver of compliance with these Sections after the date hereof.

Section 4. Prior Representations and Warranties. All of the representations and warranties contained in the Agreement and any Other Document are true and correct in all material respects as of the date hereof after giving effect to this Amendment with the same effect as if those representations and warranties had been made on and as of the date hereof (it being understood that any representation or warranty made as of a specified date shall be required to be true and correct in all material respect only as of such specified date and that all references therein to the audited Financial Statements of PC Connection and the Customers shall refer to the most recent audited Financial Statements of PC Connection and the Customers).

Section 5. Conditions to Effectiveness of Waiver. The waiver set forth in Section 3 hereof shall become effective upon the receipt by IBM Credit from Customer of (i) this Amendment executed by PC Connection, the Customers and the Guarantors, (ii) copies of signed waiver agreements by and between PC Connection and the Customers and each of (a) Citizens Bank, (b) GE Commercial Distribution Finance Corporation, and (c) Fleet National Bank each in form an substance reasonably satisfactory to IBM Credit and (iii) a waiver fee, in immediately available funds, equal to Seven Thousand Five Hundred Dollars ($7,500.00) on or prior to December 1, 2003. Such waiver fee payable to IBM Credit hereunder shall be nonrefundable and shall be in addition to any other fees IBM Credit may charge Customers.

Section 6. Additional Requirements. The Agreement is hereby amended by inserting therein the following new section:

Additional Covenants.

(a)	Effective immediately, PC Connection and the Customers shall provide to IBM Credit Collateral Management Reports, in form and substance reasonably satisfactory to IBM Credit, as of: (i) the fifth (5th) day of each month for the immediately preceding 15 days of the prior month and (ii) the twentieth (20th) day of each month for the immediately preceding 15 days of the current month.

(b)	On or prior to December 15, 2003, PC Connection and the Customers shall provide to IBM Credit, in form and substance reasonably satisfactory to IBM Credit, a reforecast of PC Connection’s earnings and cash flow for fiscal year 2003.

(c)	PC Connection and the Customers shall promptly provide or cause its advisors to provide, in any case prior to December 15, 2003, to IBM Credit regular updates, in form and substance reasonably satisfactory to IBM Credit, and copies of any summaries, reports or other communications prepared in connection with the matters to be addressed in connection with PC Connection’s meetings with the Department of Justice, the General Services Administration and any other agency, department or governmental division in connection with the Event of Default described herein, provided that PC Connection shall be under no obligation to provide, or cause any advisors to provide, any of the foregoing to the extent such disclosure would materially and adversely affect PC Connection’s attorney-client privilege.

(d)	PC Connection and the Customers shall promptly provide or cause its advisors to provide, in any case with 120 days hereof, to IBM Credit regular updates, in form and substance reasonably satisfactory to IBM Credit, and copies of any summaries, reports or other communications prepared in connection with the findings of PC Connection or PC Connection’s advisors pursuant to the investigation of the allegations and concerns related to government contracting and any other related issues in connection with the Event of Default described herein, provided that PC Connection shall be under no obligation to provide, or cause any advisors to provide, any of the foregoing to the extent such disclosure would materially and adversely affect PC Connection’s attorney-client privilege.

The failure by PC Connection or any Customer to comply with any of the above covenants or the failure of any of the above requirements to be satisfied (within the above time frames) in IBM Credit’s determination in its sole discretion shall constitute an immediate Event of Default under the Agreement. In addition, if any event or circumstance results from or arises in connection with PC Connection’s meetings with the Department of Justice, the General Services Administration and any other agency, department or governmental division in connection with the default referred to in section 2 hereof and the investigations relating thereto that could have a Material adverse Effect, such event or circumstance shall be an immediate Event of Default under the Agreement and such Event of Default shall not be waived hereunder.

Section 7. Rights and Remedies. Except to the extent specifically waived herein IBM Credit reserves any and all rights and remedies that IBM Credit now has or may have in the future with respect to PC Connection and each Customer, including any and all rights or remedies which it may have in the future as a result of PC Connection’s or any Customer’s failure to comply with its financial covenants to IBM Credit. Except to the extent specifically waived herein neither this Amendment, any of IBM Credit’s actions or IBM Credit’s failure to act shall be deemed to be a waiver of any such rights or remedies Except as amended hereby, the Agreement shall remain in full force and effect. This waiver shall not constitute a course of dealing between the parties.

Section 8. Acknowledgment by all the Guarantors. The undersigned Guarantors hereby acknowledge the foregoing waiver and confirm and agree that their Guaranties remain in full force and effect and such Guaranties continue to guaranty the Customer’s obligations, indebtedness and liabilities to IBM Credit under the Agreement as amended hereby, and all other obligations as set forth in the Guaranties.

Section 9. Governing Law. This Amendment shall be governed by and interpreted in accordance with the laws which govern the Agreement.

Section 10. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement.

IN WITNESS WHEREOF, this Amendment has been executed by duly authorized representatives of the undersigned as of the day and year first above written.

PC Connection, Inc.		Merrimack Services Corporation

By:	/s/ Mark Gavin	By:	/s/ Jack Ferguson

Print Name: Mark Gavin		Print Name: Jack Ferguson
Title: SVP of Finance & CFO		Title: Treasurer

GovConnection, Inc.		MoreDirect, Inc.

By:	/s/ Joel Lipkin	By:	/s/ Scott Modist

Print Name: Joel Lipkin		Print Name: Scott Modist
Title: Senior Vice President		Title: CFO

IBM Credit LLC

By:	/s/ Sal Grasso

Print Name: Sal Grasso
Title: Mgr of Credit

Acknowledged and Agreed to by:

PC Connection, Inc.		PC Connection Sales Corporation

By:	/s/ Mark Gavin	By:	/s/ Peter Cannone

Print Name: Mark Gavin		Print Name: Peter Cannone
Title: SVP of Finance & CFO		Title: VP Sales

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